UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA	91436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A is being filed solely to amend Item 5.02 of the Current Report on Form 8-K of CU Bancorp filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2014 (the “8-K”). Other than as amended hereby, there are no other changes to the 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the appointment of K. Brian Horton as President of CU Bancorp and California United Bank, on December 18, 2014, Mr. Horton was granted a change in control benefit under the CU Bancorp 2012 Change in Control Severance Plan (the “Plan”). As a result, upon a Change in Control (as defined in the Plan), Mr. Horton is entitled to receive 2 times Compensation (as defined in the Plan). A description of the Plan is set forth under the heading, “Change in Control Severance Plan,” in Amendment No. 1 to the Annual Report on Form 10-K of CU Bancorp for the fiscal year ended December 31, 2013, which was filed on Form 10-K/A with the SEC on April 29, 2013 and which description is incorporated herein by reference. The Plan was filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q of CU Bancorp, filed with the SEC on August 13, 2013, which is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: December 22, 2014	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel